EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Matthew J. Miller, President, and Zachary P. Richmond, Treasurer of Valued Advisers Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer                         Treasurer and Principal Financial Officer

Valued Advisers Trust                                                  Valued Advisers Trust

/s/ Matthew J. Miller                                                     /s/ Zachary P. Richmond

Matthew J. Miller                                                        Zachary P. Richmond

Date: 4/6/2023                                                             Date: 4/6/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Valued Advisers Trust and will be retained by Valued Advisers Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.